EXHIBIT 3.1

FOURTH AMENDMENT TO THE AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

This FOURTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the “Partnership”), is made and entered into as of July 1, 2011 (this “Amendment”, and such date, the “Fourth Amendment Date”), by and between UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), in its capacity as the sole general partner of the Partnership, and UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), in its capacity as the sole limited partner of the Partnership.

W I T N E S S E T H

WHEREAS, the parties hereto, the Blackstone Partners and UniCo have entered into the Amended and Restated Agreement of Limited Partnership of Universal City Development Partners, Ltd., dated as of June 5, 2002 (the “Original Partnership Agreement”), with respect to the Partnership;

WHEREAS, the parties hereto, the Blackstone Partners and UniCo have entered into the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated as of May 25, 2007 (the “First Amendment”)

WHEREAS, the parties hereto, the Blackstone Partners and UniCo have entered into the Second Amendment to the Amended and Restated Agreement of Limited Partnership, dated as of November 2007 (the “Second Amendment”)

WHEREAS, the parties hereto, the Blackstone Partners and UniCo have entered into the Third Amendment to the Amended and Restated Agreement of Limited Partnership, dated as of October 18, 2009 (the “Third Amendment”; the Original Partnership Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to herein as the “Partnership Agreement”)

WHEREAS, the Blackstone Partners, UniCo, Universal Studios Company LLC, a Delaware limited liability company, Parks Holdings Acquisition LLC, a Delaware limited liability company (“Parks Holdings”), and Parks Holdings Acquisition Sub LLC, a Delaware limited liability company (“Parks Holdings Sub”) have entered into the Purchase Agreement dated as of June 6, 2011 (the “Purchase Agreement”), pursuant to which the Blackstone Partners sold all of their partnership interests in Holding I and Holding II to Parks Holdings and Parks Holdings Sub, each an affiliate of UniCo, effective as of the Fourth Amendment Date; and

WHEREAS, in connection with the Purchase Agreement, the parties hereto desire to amend the Partnership Agreement as set forth herein to remove the Blackstone Partners and clarify the governance rights under the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed by and between the parties hereto as follows:

1. Certain Defined Terms. Words and phrases which are introduced by initial capitals and which are not otherwise defined in this Amendment shall have the same meaning as in the Partnership Agreement.

2. Amendment to Preamble. The Preamble is hereby amended and restated in their entirety as follows:

“THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD. (the “Agreement”) a Florida limited partnership (the “Partnership”) is made and entered into as of June 5, 2002, by and between two Florida general partnerships, Universal City Florida Holding Co. II (“Holding II”), in its capacity as the sole general partner of the Partnership and Universal City Florida Holding Co. I (“Holding I”), in its capacity as the sole limited partner of the Partnership. Universal Studios Company, LLC, a Delaware limited liability company and successor in interest to Universal Studios, Inc. (“Universal Parent”), is an additional party to this Agreement. It is not a partner in the Partnership. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Universal Parent, any Representative (as defined in Subsection 11(a)), or the Manager (as defined in Subsection 11(d)), be considered a partner of the Partnership by agreement, estoppel, as a result of the performance of its duties, or otherwise.”

3. Deletion of the “Blackstone Partners”. All references in the Partnership Agreement to the “Blackstone Partners” following the Recitals shall refer instead to the “Parks Holdings Partners”. All references in the Partnership Agreement to the “Blackstone Holding II Representatives” shall refer instead to the “Parks Holdings Representative”.

4. Amendment to Section 11. Section 11 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

(a) The term “Parks Holding II Partners” means each of the Parks Holding II Partners (or their respective affiliate) in its capacity as general partner of Holding II. The term “UniCo Holding II Partner” means UniCo (or its affiliate) in its capacity as a general partner of Holding II. The term “Holding II Partner” means a general partner of Holding II. The Partnership shall be governed and managed by Holding II through two (2) representatives (hereinafter referred to as “Representative” or “Representatives”) of its partners, of whom one shall be designated from time to time by the Parks Holding II Partners (by notice to UniCo) (the “Parks Holding II Representatives”) and of whom one shall be designated from time to time by the UniCo Holding II Partner (by notice to the Parks Holding Partners) (the “Universal Holding II Representatives”). Effective as of the Fourth Amendment Date, the Parks Holding II Representative shall be Christy R. Shibata, and the Universal Holding II Representative shall be Thomas L. Williams. All actions of the Representatives (except as otherwise expressly provided in this Agreement) shall be taken either (i) by a unanimous vote of the

Representatives at a meeting which is attended by the Parks Holding II Representative and the Universal Holding II Representative; or (ii) by the unanimous written vote or written consent of the Representatives, which may be evidenced by the signature of each Representative. Without derogating from the generality of Section 37 below, the method and procedures for giving notices including the address to which notices are to be sent and the computation of time are governed by said Section 37.

5. Deletion of the Audit Committee. Section 41 of the Partnership Agreement is hereby deleted in its entirety.

6. Amendment to Section 37. Section 37 shall be amended and restated in its entirety as follows:

To Holding II or Holding I	To the Parks Holdings Partners and UniCo at the respective address for the giving of notice to such entity specified below

To any of the Parks Holdings Partners:	Comcast Corporation One Comcast Center Philadelphia, PA 19103 Fax: (212) 286-7794 Attention: General Counsel

With a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Fax: (212) 701-5800
Attention: David L. Caplan William H. Aaronson

To UniCo or its respective Representatives

Universal City Property

Management II LLC

c/o Universal Studios

Recreation Group

1000 Universal Studios Plaza

Executive Office Building

Orlando, FL 32819

Attn: Chairman & Chief Executive Officer

Telecopier (407) 363-8090

With A Copy To:	Universal Parks & Resorts 1000 Universal Studios Plaza Orlando, FL 32819 Attn: Senior Vice President & General Counsel Telecopier (407) 224-7704

With A Copy To:	Universal Studios Company LLC as below

With A Copy To:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Fax: (212) 701-5800 Attention: David L. Caplan William H. Aaronson

To Universal Studios Company LLC	Universal Studios Company LLC 100 Universal City Plaza Universal City, CA 91608 Attn: General Counsel Telecopier (818) 866-3444

7. Otherwise Unchanged. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Partnership Agreement. Wherever the Partnership Agreement is referred to therein or in any other agreements, documents or instruments, such reference shall be to the Partnership Agreement, as amended hereby. Except as expressly and specifically amended by this Amendment, the Partnership Agreement shall remain unchanged, and the Partnership Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects by the parties hereto and shall remain in full force and effect.

8. Governing Law. This Amendment shall be interpreted and governed by the laws of the State of Florida.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

10. Headings. The descriptive headings contained in this Amendment are for the convenience of reference only, shall not be deemed to be a part of this Amendment and shall not affect in any way the meaning, construction or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the day and year first above written.

UNIVERSAL CITY FLORIDA HOLDING CO. II

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

UNIVERSAL CITY FLORIDA HOLDING CO. I

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

AGREED AND APPROVED IN ACCORDANCE WITH SECTION 51 AND THE OTHER PROVISIONS APPLICABLE TO UNIVERSAL STUDIOS COMPANY, LLC: UNIVERSAL STUDIOS COMPANY, LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Third Amendment to UCDP Amended and Restated Partnership Agreement]